SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2001

AMERICA WEST HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction)	1-12649 (Commission File No.)	86-0847214 (IRS Employer Identification No.)

111 West Rio Salado Parkway
Tempe, Arizona 85281
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 693-0800

AMERICA WEST AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction)	1-10140 (Commission File No.)	86-0418245 (IRS Employer Identification No.)

4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 693-0800

ITEM 5.      OTHER EVENTS

On January 18, America West Holdings Corporation (“Holdings”) announced that its subsidiary, America West Airlines, Inc. (“Airlines” and together with Holdings, the “Company”), closed a $429 million loan supported by a $380 million government loan guarantee. This loan triggered over $600 million of concessions and additional financing (primarily aircraft rent reductions and future financing commitments), resulting in a restructuring of Airlines’ indebtedness and lease commitments valued at approximately $1 billion. The following summarizes the major components of this restructuring followed by its impacts on the Company’s balance sheet, cash flow, and earnings.

The major components of the restructuring are:

•	Government Guaranteed Loan ($429 million)

•	Aircraft Deferrals/Financing ($200 million)

•	Aircraft Returns/Rent Reductions ($350 million)

•	Term-out of Line of Credit ($90 million)

•	State/City Financing ($11 million)

•	TPG Undertaking

•	Warrants/Convertible Senior Notes (issued in exchange for concessions/loan)

Government Guaranteed Loan

The catalyst for Airlines’ restructuring plan was a $429 million loan backed by a $380 million federal loan guarantee. The key terms of this loan are:

•	7-year term

•	ratable amortization in years 3 through 7

•	interest rate of LIBOR + 40 bps

•	guarantee fees payable to the U.S. Treasury Department and other loan participants of 550 bps in year 1 and approximately 800 bps thereafter

Aircraft Deferrals/Financing

Seventeen new Airbus aircraft previously scheduled for delivery in 2003 and 2004 were deferred by a total of 505 aircraft-months to 2004 through 2007.

New financing totaling more than $200 million was obtained for eleven aircraft which were either already delivered in 2001 or scheduled to be delivered in 2002 and 2003. As a result, Airlines is now fully financed for all scheduled aircraft deliveries through the fourth quarter of 2004.

2.

Aircraft Returns/Rent Reductions

Through negotiations with approximately 20 aircraft lessors, Airlines has retired or plans to retire eleven aircraft in early 2002 to better size its fleet to the current industry demand environment. For the aircraft that remain, annual rent payments have been reduced by approximately $50 million per year for each of the next seven years.

Based on aircraft deferrals and retirements described above, Airlines’ current fleet plan through 2004 is as follows:

	Year-End

	2001	2002	2003	2004

737-200	14	12	12	12

A319	31	32	32	33

737-300	42	37	37	37

A320	46	49	53	54

757	13	13	13	13

Total	146	143	147	149

Term-out of Line of Credit

Airlines’ $90 million secured line of credit, which had been fully drawn since late 2000, was converted into a secured term loan maturing at year-end 2007. Key terms of this loan are:

•	6-year term

•	ratable amortization in years 4 through 6

•	interest rate of approximately LIBOR + 450

State/City Financing

From the State of Arizona and the City of Phoenix, Airlines received $8.5 million through the sale and leaseback of jetways at Phoenix Sky Harbor International Airport, $1.25 million in job training grants and $1.5 million in other financing.

TPG Undertaking

TPG Partners, L.P. and its affiliates undertook not to dispose of their Class A common stock other than in connection with an offer to acquire all the shares of the Company's Class B common stock accepted or approved by the holders of a majority of the Class B common stock.

Warrants/Convertible Notes

As compensation for various elements of the restructuring plan, Holdings issued a warrant to purchase up to 18.8 million shares of its Class B common stock to the federal government and additional warrants to purchase up to 3.8 million shares of its Class B common stock to other loan participants, in each case at an exercise price of $3 per share and a term of 10 years.

Holdings also has issued or will issue approximately $120 million in convertible senior notes as partial compensation to aircraft lessors, the terms of which notes are as follows:

•	7-year term

•	coupon of 7.5%

•	interest paid in kind for years 1 through 3

•	convertible after three years into Class B common stock at $12

3.

Balance Sheet Impact

Versus year-end 2001, the completion of the restructuring increased the Company’s liquidity by approximately $400 million ($429 million loan, less 550 basis point guarantee fee to the U.S. Treasury Department and other loan participants, and less other transaction fees).

Net debt, which is used for calculating credit ratios and commonly adjusted for airlines to reflect aircraft operating leases, was reduced by $200 million.

Post Restructuring
Better/(Worse)than Prior
($ mil)
Book Debt	(550)

Cash	400

Annual Operating Leases x 7	350

Net Debt	200

Cash Flow Impact

Aside from the government-backed loan proceeds and the corresponding amortization, the restructuring is expected to improve future cash flows. Cash interest expense associated with the government-backed loan and the convertible bonds is expected to be offset by the reductions in aircraft rent and an increase in interest income.

	Post-Restructuring Better/(Worse) than Prior ($ mil)

	2002	2003	2004	2005	2006	2007	2008	Total

Govt Loan Interest	(40)	(60)	(55)	(45)	(35)	(20)	(10)	(265)

Convertible Bond Cash Interest	0	0	0	(10)	(10)	(10)	(10)	(40)

Rent Reductions	50	50	50	50	50	50	50	350

Interest Income	10	10	10	10	5	0	0	45

Subtotal	20	0	5	5	10	20	30	90

Earnings Impact

In addition to the cash impact described above, the Company expects its income statement to be impacted in 2002 through 2004 by approximately $10 million per year in non-cash interest expense associated with the convertible notes. The Company expects it will incur approximately an additional $5-10 million per year in non-cash interest expense to account for the value of warrants related to the $429 million government backed loan.

Separately, the Company anticipates changes to its reported earnings beginning in 2002 related to FAS 142, a new accounting standard that impacts the accounting for Excess Reorganization Value, an intangible asset for the Company. The Company also anticipates special charges in the first quarter of 2002 related to its restructuring finalized on January 18.

4.

Dilution Impact

As previously disclosed, the issuance of warrants and convertible debt increased the fully diluted shares outstanding of the company. Using the Treasury Stock method for calculating fully diluted shares, in-the-money options, warrants, and convertible senior notes are assumed to be exercised with proceeds used to repurchase shares at the market price. As a result, the number of fully diluted shares outstanding will vary with changes in Holdings’ stock price.

Stock Price ($)	5	10	15	20

Shares (mil)	34	34	34	34

In-the-Money Options/Warrants/Notes (mil)	24	24	39	40

Treasury Stock Repurchase* (mil)	(15)	(8)	(18)	(14)

Fully Diluted Share (mil)	43	50	55	60

*Proceeds from Exercise of Options/Warrants/Bonds ($ mil)	75	75	270	280

Other Notes

The Company paid in full approximately $49 million in previously deferred aircraft lease payments simultaneously with the funding of the loan.

On December 18, 2001, the Company filed portions of its Application for federal loan guarantees available under the Air Transportation Safety and System Stabilization Act, which included a Seven Year Plan (the “Plan”) that was based on the Company’s assumptions at that time regarding the structure and terms of the loan as well as economic factors. Although the final terms of the loan changed subsequent to the filing of the Plan on December 18, 2001, and economic assumptions will change over time as well, the Company does not intend to update the Plan.

On January 31, 2002, Holdings issued a press release entitled, “America West Reports Fourth Quarter and Full-Year 2001 Financial Results.” A copy of the press release is attached hereto as Exhibit 99.1.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause America West’s actual results and financial position to differ materially from these statements. The risks and uncertainties include, but are not limited to, the aftermath of the September 11 terrorist attacks, the resulting negative impacts on revenues due to airport closures and reduced demand for air travel, increased costs due to enhanced security measures and related government directives, the ability of the company to obtain sufficient additional financing if necessary to survive the adverse economic effects following the September 11 attacks, limitations on financing flexibility due to high levels of debt, financial and other covenants in debt instruments and cross default provisions and the potential dilutive impact of the warrants and convertible notes issued in connection with the term loan and related transactions, the cyclical nature of the airline industry, competitive practices in the industry, the impact of changes in fuel prices, relations with unionized employees generally and the impact of the process of negotiation of labor contracts on the company’s operations, the outcome of negotiations of collective bargaining

5.

agreements and the impact of these agreements on labor costs, the impact of industry regulations and other factors described from time to time in the company’s publicly available SEC reports. The company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits

Exhibit No.	Description

4.15	Indenture, dated as of January 18, 2002, between America West Holdings Corporation and Wilmington Trust Company, as Trustee and not in its individual capacity, for America West Holdings Corporation 7.5% Convertible Senior Notes due 2009.

4.16	Form of America West Holdings Corporation 7.5% Convertible Senior Notes due 2009.

4.17	Registration Rights Agreement, dated January 18, 2002, with respect to shares of Class B Common Stock underlying the America West Holdings Corporation 7.5% Convertible Senior Notes due 2009.

4.18	Guaranty, dated as of January 18, 2002, by America West Airlines, Inc., in favor of the Holders and the Trustee under the Indenture dated January 18, 2002.

4.19	Form of Warrant to Purchase Class B Common Stock, dated January 18, 2002, issued to the Air Transportation Stabilization Board and the other warrant recipients under the $429,000,000 Loan Agreement dated January 18, 2002.

4.20	Registration Rights Agreement, dated January 18, 2002, between America West Holdings Corporation and the Air Transportation Stabilization Board with respect to shares of Class B Common Stock underlying the Warrant to Purchase Class B Common Stock.

4.21	Warrant Registration Rights Agreement between America West Holdings Corporation and the other warrant recipients under the $429,000,000 Loan Agreement dated January 18, 2002, with respect to shares of Class B Common Stock underlying their Warrants to Purchase Class B Common Stock.

10.50(1)	Agreement (regarding restrictions on compensation), dated as of January 18, 2002, among America West Airlines, Inc., America West Holdings Corporation and the Air Transportation Stabilization Board.

10.51(1)	$429,000,000 Loan Agreement, dated as of January 18, 2002, among America West Airlines, Inc., Citibank, N.A., as Agent, KPMG Consulting, Inc., as Loan Administrator, Citibank, N.A., as Initial Lender and the Air Transportation Stabilization Board.

10.52	Amended and Restated Term Loan Agreement, dated as of January 18, 2002, among America West Airlines, Inc., the Lenders listed therein, The Industrial Bank of Japan, Limited, as Arranger, Co-

6.

Exhibit No.	Description

Lead Book Manager, Agent and Lender, Citicorp USA, Inc., as Arranger and Syndication Agent, Salomon Smith Barney, as Co-Lead Book Manager and Bankers Trust Company, as Documentation Agent.

10.53	Undertaking (regarding restrictions on transfer of Class A Common Stock), dated as of January 18, 2002, among America West Holdings Corporation, TPG Partners, L.P., TPG Parallel I, L.P. and Air Partners II, L.P. for the benefit of the Air Transportation Stabilization Board.

99.1	Press Release, dated January 31, 2002.

(1)	The Company has sought confidential treatment for portions of the referenced exhibit.

7.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Holdings Corporation

Dated: January 31, 2002
By: /s/ Bernard L. Han Bernard L. Han Executive Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Airlines, Inc.

Dated: January 31, 2002
By: /s/ Bernard L. Han Bernard L. Han Executive Vice President and Chief Financial Officer

8.

EXHIBIT INDEX

Exhibit No.	Description

4.15	Indenture, dated as of January 18, 2002, between America West Holdings Corporation and Wilmington Trust Company, as Trustee and not in its individual capacity, for America West Holdings Corporation 7.5% Convertible Senior Notes due 2009.

4.16	Form of America West Holdings Corporation 7.5% Convertible Senior Notes due 2009.

4.17	Registration Rights Agreement, dated January 18, 2002, with respect to shares of Class B Common Stock underlying the America West Holdings Corporation 7.5% Convertible Senior Notes due 2009.

4.18	Guaranty, dated as of January 18, 2002, by America West Airlines, Inc., in favor of the Holders and the Trustee under the Indenture dated January 18, 2002.

4.19	Form of Warrant to Purchase Class B Common Stock, dated January 18, 2002, issued to the Air Transportation Stabilization Board and the other warrant recipients under the $429,000,000 Loan Agreement dated January 18, 2002.

4.20	Registration Rights Agreement, dated January 18, 2002, between America West Holdings Corporation and the Air Transportation Stabilization Board with respect to shares of Class B Common Stock underlying the Warrant to Purchase Class B Common Stock.

4.21	Warrant Registration Rights Agreement between America West Holdings Corporation and the other warrant recipients under the $429,000,000 Loan Agreement dated January 18, 2002, with respect to shares of Class B Common Stock underlying their Warrants to Purchase Class B Common Stock.

10.50(1)	Agreement (regarding restrictions on compensation), dated as of January 18, 2002, among America West Airlines, Inc., America West Holdings Corporation and the Air Transportation Stabilization Board.

10.51(1)	$429,000,000 Loan Agreement, dated as of January 18, 2002, among America West Airlines, Inc., Citibank, N.A., as Agent, KPMG Consulting, Inc., as Loan Administrator, Citibank, N.A., as Initial Lender and the Air Transportation Stabilization Board.

10.52	Amended and Restated Term Loan Agreement, dated as of January 18, 2002, among America West Airlines, Inc., the Lenders listed therein, The Industrial Bank of Japan, Limited, as Arranger, Co-Lead Book Manager, Agent and Lender, Citicorp USA, Inc., as Arranger and Syndication

9.

Exhibit No.	Description

Agent, Salomon Smith Barney, as Co-Lead Book Manager and Bankers Trust Company, as Documentation Agent.

10.53	Undertaking (regarding restrictions on transfer of Class A Common Stock), dated as of January 18, 2002, among America West Holdings Corporation, TPG Partners, L.P., TPG Parallel I, L.P. and Air Partners II, L.P. for the benefit of the Air Transportation Stabilization Board.

99.1	Press Release, dated January 31, 2002.

(1)	The Company has sought confidential treatment for portions of the referenced exhibit.

10.